UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Effective as of August 22, 2012, the Board of Directors (the “Board”) and sole stockholder of CĪON Investment Corporation (the “Corporation”) amended the Corporation’s Articles of Amendment and Restatement of the Articles of Incorporation (“Articles of Amendment and Restatement”) by filing Second Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation (the “Amendment”) with the State Department of Assessments and Taxation of the State of Maryland. The Amendment made revisions to the Corporation’s Articles of Amendment and Restatement as a result of comments issued by securities regulators from various states in connection with their “blue sky” review of the Corporation’s offering, which include the following, in pertinent part:

•	Section 5.8 was amended to clarify that investor suitability standards include fiduciary accounts and to modify the investor suitability standards.
•
Section 5.9 was added to provide that each person selling Common Stock on behalf of the Corporation shall make every reasonable effort to determine that the purchase of Common Stock by a stockholder is a suitable and appropriate investment for such stockholder.

•
Section 6.1 was amended to clarify that, as allowed under state law, stockholders may amend the Articles of Incorporation following a determination by the board of directors that such amendment is advisable.

•
Section 7.2 was amended to provide that the Corporation will not incur the cost of the portion of liability insurance which insures the Adviser for any liability as to which the Adviser is prohibited from being indemnified.

•
Section 8.2 was amended to remove a phrase, which provided that neither the power of direction of the Adviser nor the exercise thereof by any person shall cause such person to have duties, including fiduciary duties, or liabilities relating thereto to the Corporation or any stockholder.

•
Section 8.3 was amended to provide that in the event the Adviser terminates the Investment Advisory Agreement between the Corporation and the Adviser, the Adviser shall pay all direct expenses incurred as a direct result of its withdrawal.

•	Section 10.3 was amended to remove a clause providing that, for purposes of this section, a subsidiary of the Corporation shall not be deemed an Affiliate of the Adviser.
•
Section 10.7 was added to provide that the Corporation may not acquire assets in exchange for capital stock of the Corporation without approval of a majority of the Board of Directors, including a majority of the independent directors.

•	Section 10.8 was added to provide that the Corporation shall not grant or entitle the Adviser an exclusive right to sell or exclusive employment to sell assets for the Corporation.
•
Section 10.9 was added to provide that the Corporation shall cause the Adviser to agree to not accept rebates, kickbacks and reciprocal arrangements in contravention of state or federal securities law.

•	Section 10.10 was added to provide that the Corporation shall cause the Adviser to covenant that it will not commingle the Corporation’s funds with the funds of any other entity.
•	Section 11.1 was modified to clarify that stockholders may amend the Articles of Incorporation without the necessity for concurrence by the Adviser.
•
Section 11.4 was added to provide that the Corporation shall cause to be prepared and mailed annual and quarterly financial reports and other required financial information to stockholders in a timely manner.

•
Section 11.5 was added to provide that the Chairman of the Board, the Chief Executive Officer, the President or the Board may call a special meeting of the stockholders, and subject to the Corporation’s Bylaws, the Secretary of the Corporation shall call a special meeting of stockholders upon the written request of stockholders entitled to cast not less than 10% of all the votes entitled to be cast at such meeting.

•
Section 12.1 was amended to clarify that, to the extent an appraisal is included in a prospectus filed with the SEC used to offer securities of a Roll-Up Entity, such appraisal shall be filed as an exhibit to the registration statement of which such prospectus is a part and the issuer using such appraisal shall be subject to liability under Section 11 of the Securities Act of 1933.

•
Section 12.2 was added to clarify that, to the extent an appraisal is obtained from a competent Independent Expert and such appraisal is used to offer the securities of a Roll-Up Entity, such appraisal shall be filed with the SEC and any state administrator as an exhibit to the registration statement for the offering.

•	Article XIV was amended to include definitions for Cash Available for Distribution, Cash Flow, Initial Public Offering, and Net Worth.

Capitalized terms not defined herein take the definitions provided in the Amendment. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.07.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Second Articles of Amendment and Restatement of the Articles of Incorporation of CĪON Investment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	August 27, 2012	By: /s/ Michael Reisner
Co-Chief Executive Officer and Co-President